UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 12, 2025, Onto Innovation Inc. (the “Company”) announced that Brian Roberts has been appointed as the Company’s Chief Financial Officer (“CFO”) effective as of June 16, 2025 (the “Hire Date”). Mr. Roberts will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Roberts, 54 years of age, most recently served as Chief Financial Officer of Sensata Technologies Holdings PLC, a global industrial technology company, from October 2023 to May 2025. Previously, he served from 2020 to 2022 as the Chief Executive Officer of Tarveda Therapeutics, a private venture backed oncology company, which he joined initially in the role of Chief Financial Officer from 2018 to 2020. He has approximately fifteen years of extensive public company experience including as CFO at Insulet Corporation, a high-growth medical technology business, from 2009 to 2014, and in various leadership roles including as CFO at Digitas, Inc., a marketing and technology services business, from 2001 to its acquisition in 2007. Mr. Roberts also has significant public company Board experience including serving as Chair of the Audit Committee and Board member for ViewRay, Inc. from 2015 to 2023. He also held leadership roles in several other companies including as Chief Operating and Financial Officer of Averdo, Inc., a pharmaceutical and medical device company, as VP Finance at Idiom Technologies, a provider of globalization software, and as U.S. Controller of Monitor Company, a strategic consulting firm. Mr. Roberts started his career at Ernst & Young LLP and is a Certified Public Accountant. He holds a Bachelor of Science in Accounting Finance from Boston College.

In connection with his appointment as the Company’s CFO, the Company and Mr. Roberts entered into an employment agreement, effective as of the Hire Date (the “Employment Agreement”). The material terms and conditions of the Employment Agreement are summarized below.

Mr. Roberts will receive (a) an annualized base salary of $525,000; (b) a cash bonus target incentive of 80% of his base salary (or a higher percentage as determined by the Chief Executive Officer and approved by the Company’s Board of Directors (the “Board”) or a committee of the Board) and for the fiscal year ending January 3, 2026, eligibility for a full year cash bonus without proration from the Hire Date; (c) a one-time equity grant of time-based restricted stock units with a value of $2,200,000 at the time of grant (vesting ratably over a three year period on the anniversary date of the grant); (d) a one-time cash signing bonus of $250,000, with a clawback provision requiring (i) 100% pay back if Mr. Roberts leaves within twelve (12) months following the Hire Date or (ii) 50% pay back if Mr. Roberts leaves between twelve (12) and twenty-four (24) months following the Hire Date; and (e) subject to the approval of the Compensation Committee of the Board and in accordance with the provisions of the Company’s 2020 Stock Plan and any applicable award agreement(s), eligibility to receive an annual equity grant in 2026 with 50% of the grant in the form of time-based restricted stock units and 50% of the grant in the form of performance-based restricted stock units. He is also eligible to participate under the Company’s other benefits plans, programs and perquisites.

The initial term of the Employment Agreement continues through September 2, 2026, subject to automatic renewals for additional one-year terms ending on September 2nd of the applicable year unless written notice of non-extension is provided by Mr. Roberts or by the Company at least ninety (90) days prior to the end of the then-current term. If Mr. Roberts’ employment is terminated, other than in connection with a “Change in Control Event,” by the Company without “Cause” or by Mr. Roberts for “Good Reason” (each foregoing capitalized term, as defined in the Employment Agreement), or under certain other circumstances as specified in the Employment Agreement, then Mr. Roberts is entitled to (i) a severance payment equal to one (1) time his annual base salary payable over twelve (12) months in accordance with the Company’s standard payroll practices for senior executives, (ii) a pro-rated bonus award for the year of termination based on actual achievement for the full year in which his employment was terminated, payable when the annual incentive compensation payments are made to other senior executives under the Company’s Annual Cash Incentive Plan, and (iii) accelerated vesting of Mr. Roberts’ Roberts’ stock options and stock appreciation rights granted after the Hire Date that would have vested during the twelve (12) month period following the termination, and continued exercisability of such awards until the first to occur of the second (2nd) anniversary of the termination date and the original expiration date of the award.

If Mr. Roberts’ employment is terminated (a) by the Company without Cause or (b) by Mr. Roberts for Good Reason upon or within eighteen (18) months following a Change in Control Event, then Mr. Roberts is entitled to (i) a severance payment equal to one (1) time his annual base salary, payable over twelve (12) months in accordance with the Company’s standard payroll practices for senior executives, (ii) one (1) time his target bonus award, also payable over twelve (12) months in accordance with the Company’s standard payroll practices for senior executives, (iii) accelerated vesting of Mr. Roberts’ stock options and stock appreciation rights granted after the Hire Date that would have vested during the twelve (12) month period following the termination, and continued exercisability of such awards until the first to occur of the second (2nd) anniversary of the termination date and the original expiration date of the award, (iv) accelerated vesting, and payment within forty-five (45) days following termination, of all other then-outstanding equity awards, with performance-based awards vesting at target, and (v) a pro-rated bonus award for the year of termination based on actual achievement for the full year in which his employment was terminated, payable when the annual incentive compensation payments are made to other senior executives under the Company’s Annual Cash Incentive Plan.

If Mr. Roberts’ employment is terminated at any time (whether or not in connection with a Change in Control Event) by the Company without Cause or by Mr. Roberts for Good Reason, Mr. Roberts will be entitled to COBRA benefits for up to twelve (12)

months following the termination date. The Employment Agreement also provides for benefits in connection with termination of employment due to death or disability.

Mr. Roberts is subject to a non-competition covenant during his employment term and for twelve (12) months thereafter, unless Mr. Roberts breaches his fiduciary duties to the Company or takes confidential or proprietary Company information, in which case the post-employment non-competition period will be twenty-four (24) months. Mr. Roberts is also subject to a non-solicitation covenant during his employment term and for twelve (12) months thereafter.

The foregoing description of Mr. Roberts’ Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Roberts and any other person pursuant to which Mr. Roberts was appointed as CFO. There are no family relationships between Mr. Roberts and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Roberts has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between Onto Innovation Inc. and Brian Roberts, effective as of June 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date:	June 16, 2025	By:	/s/ Yoon Ah Oh
Yoon Ah Oh Senior Vice President, General Counsel and Corporate Secretary